UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2013

(February 6, 2013)

WINDSTREAM CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

(501) 748-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 6, 2013, Windstream Corporation (the “Company”) announced the results of the final settlement of its tender offer and solicitation of consents (the “Tender Offer and Consent Solicitation”) for any and all of the outstanding 8.875% Senior Secured Notes due 2017 (the “PAETEC 8.875% Notes”) issued by PAETEC Holding Corp. (“PAETEC”), a wholly-owned subsidiary of the Company. As of midnight, New York City time, on February 5, 2013 (the “Expiration Date”), an aggregate of approximately $588.5 million aggregate principal amount of the PAETEC 8.875% Notes (representing approximately 90.5% of the $650.0 million aggregate principal amount of PAETEC 8.875% Notes outstanding prior to the commencement of the Tender Offer and Consent Solicitation) were tendered, including the approximately $583.3 million aggregate principal amount of Notes previously accepted by the Company on January 23, 2013. On February 6, 2013, the Company accepted for payment and settled the Tender Offer and Consent Solicitation with respect to all PAETEC 8.875% Notes that were validly tendered from the early tender deadline of January 22, 2013 at 5:00 p.m., New York City time, through the Expiration Date. PAETEC has called for redemption all of the PAETEC 8.875% Notes that remain outstanding following consummation of the Tender Offer and Consent Solicitation. Such redemption is expected to occur on February 25, 2013. A copy of the press release announcing the results of the final settlement of the Tender Offer and Consent Solicitation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 6, 2013, announcing the results of the final settlement of the Tender Offer and Consent Solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSTREAM CORPORATION.

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel

Date: February 6, 2013

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 6, 2013, announcing the results of the final settlement of the Tender Offer and Consent Solicitation.